Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

References in this section to “Horizon” refer to Legacy Horizon prior to the Closing. Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.1 is attached.

The Company is providing the following unaudited pro forma condensed combined and consolidated financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of Pono and Horizon adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of Pono was derived from the unaudited financial statements of Pono as of September 30, 2023, nine months ended September 30, 2023, six months ended June 30, 2023 and for the period from March 11, 2022 (inception) through December 31, 2022. The historical financial information of Horizon was derived from the unaudited consolidated financial statements of Horizon as of August 31, 2023, for the three months ended August 31, 2023 and the audited consolidated financial statements for the year ended May 31, 2023. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of Pono and Horizon, respectively, and should be read in conjunction with the historical financial statements and related notes, each of which are incorporated in this Current Report on Form 8-K by reference. This information should be read together with Pono’s and Horizon’s financial statements and related notes, the sections titled “Pono Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Horizon Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono was treated as the “acquired” company for financial reporting purposes. Horizon has been determined to be the accounting acquirer because existing Horizon shareholders, as a group, retained the largest portion of the voting rights in the combined entity, the executive officers of Horizon are the initial executive officers of the combined company, and the operations of Horizon will be the continued operations of the combined company.

Horizon and Pono have different fiscal year ends. Horizon is May 31, and Pono is December 31. The historical financial information of Pono was derived from the unaudited financial statements of Pono as of September 30, 2023, for the three months ended September 30, 2023 and for the six months ended June 30, 2023, the audited financial statements of Pono as of December 31, 2022 and for the year ended December 31, 2022, and the unaudited financial statements of Pono as of September 30, 2022 and for the period from March 11, 2022 (inception) through September 30, 2022.

The unaudited pro forma condensed combined and consolidated balance sheet as of August 31, 2023 (Horizon) and September 30, 2023 (Pono) assumes that the Business Combination and related transactions occurred on August 31, 2023. The unaudited pro forma condensed combined and consolidated statements of operations for the three months ended September 30, 2023, for the three months ended August 31, 2023, for the year ended June 30, 2023 and for the year ended May 31, 2023 gives pro forma effect to the Business Combination and related transactions as if they had occurred on June 1, 2022. Pono and Horizon have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

The transaction accounting adjustments for the Business Combination consist of those necessary to account for the Business Combination and related transactions. The unaudited pro forma condensed combined consolidated financial statements have been adjusted to give effect to the following adjustments:

●	the effect of the Business Combination as described in the Merger Agreement;

●	the Convertible Promissory Notes (as defined below) that Horizon issued in the amount of $CAD6.7 million on October 24, 2023, and related interest expense, which are expected to be converted into shares of Horizon and Amalco immediately prior to and concurrently with the closing of the Business Combination; and

●	the PIPE Agreement (as defined below), pursuant to which a certain investor purchased Pono’s Class A ordinary shares in an aggregate value of $2,000,000 representing 200,000 PIPE Shares at a price of $10.00 per share.

Description of the Business Combination

On August 15, 2023, Pono, and Horizon, entered into the Business Combination Agreement pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement and the Plan of Arrangement, (i) Pono continued from the Cayman Islands to the Province of British Columbia under the BCBCA, (ii) Horizon amalgamated with Merger Sub, with as the amalgamated entity, Horizon Amalco, became a wholly-owned subsidiary of Pono.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, the holders of Horizon Common Shares collectively were entitled to receive in the aggregate, a number of New Pono Class A ordinary shares equal to the quotient derived from dividing (a) the difference of (i) $96 million, and (ii) the Closing Net Indebtedness, by (b) the Redemption Price (as defined below), with each Horizon shareholder receiving, for each Horizon share held, a number of Pono Class A ordinary shares equal to such shareholder’s pro rata portion of the Exchange Consideration. Each outstanding option to purchase Horizon common shares was exchanged for New Pono Options at Closing.

The Exchange Consideration otherwise payable to Horizon shareholders was subject to the withholding of a number of Pono ordinary shares equal to (i) three percent (3.0%) of the Exchange Consideration to be placed in escrow for post-closing adjustments (if any) to the Exchange Consideration, and (ii) such number of additional number of Pono ordinary shares equal a maximum of the quotient derived from dividing (i) Eight Million Dollars ($8,000,000) by (ii) the redemption price per share (the “Redemption Price”) as defined in Pono’s Amended and Restated Memorandum and Articles of Association (the “Incentive Shares”), provided such Incentive Shares were allotted and issued on or prior to the Closing Date to such third parties as Horizon and Pono agreed (A) in connection with post-closing financing structures in the form of a PIPE, convertible debt, forward purchase agreement, backstop, or equity line of credit; or (B) to one or more existing holders of Pono ordinary shares as an inducement for them not to proceed with a redemption, subject to certain restrictions. The Exchange Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness as of the Closing Date. If the adjustment is a negative adjustment in favor of Pono, the escrow agent shall distribute to Pono a number of Pono Class A ordinary shares with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of Horizon, Pono will issue to the Horizon shareholders an additional number Pono Class A ordinary shares with a value equal to the adjustment amount.

Forward Purchase Agreement

Pursuant to the terms of the Forward Purchase Agreement, Meteora purchased 1,580,127 of total outstanding shares from Public Shareholders who elected to redeem such shares in connection with the Business Combination. Meteora waived any redemption rights in connection with the Business Combination with respect to the Recycled Shares. Purchases of Recycled Shares by Meteora was made after the redemption deadline in connection with the Business Combination at a price no higher than the redemption price paid by Pono in connection with the Business Combination.

The Forward Purchase Agreement provides that, not later than the Prepayment Date, Pono will pay Meteora, out of funds held in the Trust Account, a Prepayment Amount equal to the product of the number of Recycled Shares and the Initial Price, less the 10% Prepayment Shortfall. Meteora has agreed to waive any redemption rights in connection with the Business Combination with respect to the Recycled Shares.

From time to time following the Closing and prior to the Maturity Date, being the earliest to occur of (a) the first anniversary of the Closing (or, upon the mutual written agreement of Pono and Meteora, 3 years following the Closing) and (b) the date specified by Meteora in a written notice to be delivered to Pono at Meteora’s discretion after the occurrence of a Seller Price Trigger Event or a Delisting Event (each as defined in the Forward Purchase Agreement), Meteora may, in its sole discretion, sell some or all of the Recycled Shares. On the last trading day of each calendar month following the Business Combination, in the event that Meteora has sold any Recycled Shares (other than sales to recover the Prepayment Shortfall), an amount will be paid to Pono from the Trust Account equal to the product of the number of Recycled Shares sold multiplied by the Reset Price and to Meteora from the Trust Account equal to the excess of the Initial Price over the Reset Price for each sold Recycled Share. The “Reset Price” will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall not be less than $6.00, except pursuant to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

At the Maturity Date, an amount equal to the Initial Price for each Matured Share shall be transferred to Meteora from the Trust Account, and Meteora shall transfer the Matured Shares to Pono. Additionally, at the Maturity Date, Pono shall pay to Meteora an amount equal to $3.00 for each Matured Share, which may be paid in cash or in shares of NewCo Common Stock at the 15-day volume weighted average price of the NewCo Common Stock.

FPA Funding Amount Subscription Agreements

Pono entered into the FPA Funding Amount Subscription Agreement with Meteora. Pursuant to the FPA Funding Subscription Agreement, Seller agreed to subscribe for and purchase, and Pono agreed to issue and sell to Seller, on the Closing Date at a price of $10.00 per share, an aggregate of up to the Maximum Amount, less the Recycled Shares in connection with the Forward Purchase Agreements. No shares were issued under the FPA Funding Amount Subscription Agreement at the Closing Date.

Horizon Convertible Promissory Notes

On October 24, 2023, in connection with the Business Combination, Horizon raised $CAD6,700,000 in proceeds through the issuance of convertible notes (“Convertible Promissory Notes”) from third parties. The Convertible Promissory Notes have an interest rate of 10% per annum or the maximum rate permissible by law, whichever is less. The Convertible Promissory Notes would have converted into Horizon common stock in the event Horizon (i) issued and sold Horizon’s preferred or common shares (the “Equity Securities’) to investors on or before the date of the repayment in full of the Convertible Promissory Notes in an equity financing resulting in gross proceeds to Horizon of at least $CAD5,000,000, or (ii) listed Equity Securities for trading pursuant to a prospectus filed under applicable Canadian securities laws or a registration statement filed under the 1933 Act (either (i) or (ii), a “Qualified Transaction”), then the outstanding principal and unpaid accrued interest balance of these Convertible Promissory Note would have automatically converted in whole without any further action by the noteholder into such Equity Securities at a conversion price equal to eighty percent (80%) of the per share price applicable in the Qualified Transaction, and otherwise on the same terms and conditions as given to the participants in such transaction. The Convertible Promissory Notes were converted into Amalco Common Shares upon consummation of the Business Combination. The accounting treatment for Convertible Promissory Notes is still being evaluated.

If these Convertible Promissory Notes have not been previously converted pursuant to a Qualified Transaction, then the shareholders may elect by giving five (5) days’ notice (the “Voluntary Conversion Date”) to convert (the “Voluntary Conversion”) these Convertible Promissory Notes and any unpaid accrued interest thereon into Class B Common Shares of the Horizon at a conversion price equal to the quotient of $CAD40,000,000 divided by the aggregate number of outstanding common shares of the Horizon as of the Voluntary Conversion Date.

The issuance of the Convertible Promissory Notes, and the subsequent conversion of the Convertible Promissory Notes into 1,362,962 shares under the Voluntary Conversion terms is reflected as a series of adjustments in the unaudited pro forma condensed combined consolidated financial statements.

PIPE Agreement

On December 27, 2023, Pono entered into a PIPE agreement (the “PIPE Agreement”), pursuant to which a certain investor purchased Pono’s Class A ordinary shares (such shares, collectively, “PIPE Shares”) in an aggregate value of $2,000,000, representing 200,000 PIPE Shares at a price of $10.00 per share. The purpose of the sale of the Subscription Shares was to raise additional capital for use in connection with the Business Combination.

Letter Agreement

On December 27, 2023, Pono entered into a letter agreement (the “Letter Agreement”) with Horizon, pursuant to which, as an inducement for the Subscriber to enter into the PIPE Agreement, Horizon agreed to transfer or cause to be transferred an aggregate of 330,000 Incentive Shares (as defined in the Business Combination Agreement) to the Subscriber and an additional 424,013 Incentive Shares to the Subscriber’s designees.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono was treated as the “acquired” company for financial reporting purposes. Horizon has been determined to be the accounting acquirer because existing Horizon shareholders, as a group, will retain the largest portion of the voting rights in the combined entity, the executive officers of Horizon are the initial executive officers of the combined company, and the operations of Horizon will be the continued operations of the combined company.

Basis of Pro Forma Presentation

Pono reports its historical financial information in U.S. Dollars (“$USD”) and Horizon reports its historical financial information in Canadian Dollars (“$CAD”). For purposes of this presentation, all $USD balance sheet amounts have been translated into $CAD using an exchange rate of $USD1.00 to $CAD1.36, which was the exchange rate published by the Federal Reserve Board as of September 30, 2023. All $USD statement of profit or loss and other comprehensive profit or loss amounts have been translated into $CAD using an average exchange rate of $USD1.00 to $CAD1.34 for the three months ended September 30, 2023 and for the year ended June 30, 2023. All amounts reported within this pro forma financial information are $CAD unless otherwise noted as $USD.

The following summarizes the pro forma common stock outstanding following the Business Combination and related transactions:

	Shares	%
Shares held by current Pono Public Shareholders	67,315	0.4%
Shares held by current PIPE Shareholders(1)	954,013	5.6%
Shares held by current Pono Founder Shareholders(2)	5,500,997	32.4%
Shares held by current Horizon Shareholders(3)	8,665,071	51.1%
Shares held by the Representative(4)	207,000	1.2%
Shares held by the Meteora Capital(5)	1,580,127	9.3%
Pro forma Common Shares	16,974,523	100.0%

(1)	Includes 200,000 shares issued related to the PIPE Agreement and 754,013 incentive shares.

(2)	Includes 4,935,622 Pono Class B Ordinary Shares related to the Founder Shares and 565,375 Pono Class A Ordinary Shares related to the Private Placement Units.

(3)	Includes 517,532 shares issued upon the conversion of convertible notes outstanding, 693,265 shares issued upon the exercise of outstanding Horizon stock options, and 1,362,962 shares issued upon the conversion of certain Convertible Promissory Notes under the Voluntary Conversion terms.

(4)	Represents Pono Class A Ordinary Shares held by the Underwriter, including 103,500 additional shares being issued as partial settlement for $1,035,000 of the deferred underwriting fees.

(5)	Represents 1,580,127 Recycled Shares purchased by Meteora as defined in the Forward Purchase Agreement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Horizon Aircraft (As of August 31, 2023)	Pono Capital Three Inc. (As of September 30, 2023)	Issuance of Convertible Promissory Note		Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$103	$93	$6,700	A	$164,957	B	$5,205
			—		(4,489)	D
			—		(102)	E
			—		(142,917)	M
			—		(21,856)	N
			—		2,716	O
Accounts receivable	15	—	—		—		15
Prepaid expenses	35	210	—		(33)	D	212
Total current assets	153	303	6,700		(1,724)		5,432

Non-current assets:
Property and equipment, net	67	—	—		—		67
Operating lease assets	110	—	—		—		110
Deferred development costs	988	—	—		—		988
Forward Purchase Agreement	—	—	—		2,661	L	2,661
Marketable Securities held in Trust Account	—	164,957	—		(164,957)	B	—
Total non-current assets	1,165	164,957	—		(162,296)		3,826
Total assets	$1,318	$165,260	$6,700		$(164,020)		$9,258

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$213	$481	$—		$(313)	D	$381
Accrued expenses	—	80	—		(56)	D	24
Accrued expenses - related party	—	14	—		122	E	136
Term loans	40	—	—		—		40
Current portion of operating lease liabilities	47	—	—		—		47
Current portion of financing lease liabilities	—	—	—		—		—
Current portion of convertible debentures	984	—	6,700	A	(984)	H	—
					(6,700)	I
Current portion of promissory note payable	53	—	—		—		53
Accrued offering costs	—	95	—		693	D	788
Income tax payable	—	1,028	—		—		1,028
Total current liabilities	1,337	1,698	6,700		(7,238)		2,497

Non-current liabilities:
Promissory note payable	247	—	—		—		247
Convertible debentures	489	—	—		(489)	H	—
Operating lease liabilities	61	—	—		—		61
Forward Purchase Agreement	—	12,072	—		(12,072)	F	—
Deferred underwriting fee payable	—	4,685	—		(3,184)	D	96
					(1,405)	P
Total non-current liabilities	797	16,757	—		(17,150)		404
Total liabilities	2,134	18,455	6,700		(24,388)		2,901

Class A ordinary shares subject to possible redemption, $0.0001 par value, 11,500,000 shares at redemption value of $10.42 per share as of June 30, 2023	—	163,794	—		(163,794)	C	—

Stockholders’ Equity (Deficit)
Common stock: no par value; unlimited authorized; 6,012,391 Voting A, 1,258,344 Voting B, and 200,000 Non-voting common stocks issued and outstanding	5,083	—	—		(5,081)	K	2
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 668,875 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption) as of September 30, 2023	—	—	—		1	C	—
					(1)	K
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 4,935,622 issued and outstanding	—	1	—		6,700	I	—
					(6,701)	K
Additional paid-in capital	68	—	—		163,793	C	1,625
					(585)	D
					(16,990)	G
					1,473	H
					74	J
					11,783	K
					2,661	L
					(142,917)	M
					(21,856)	N
					2,716	O
					1,405	P
Accumulated deficit	(5,967)	(16,990)	—		(1,077)	D	4,730
					(224)	E
					12,072	F
					16,990	G
					(74)	J
Total shareholders’ equity (deficit)	(816)	(16,989)	$—		24,162		6,357
Total liabilities and shareholders’ equity (deficit)	$1,318	$165,260	$6,700		$(164,020)		$9,258

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Horizon Aircraft Historical (For the Three Months Ended August 31, 2023)	Pono Historical (For the Three Months Ended September 30, 2023)	Issuance of Convertible Promissory Note		Transaction Accounting Adjustments		Pro Forma Combined
Operating Expenses:
Salaries, wages and benefits	$79	$—	$—		$—		$79
Professional fees	90	—	—		—		90
Depreciation and amortization	7	—	—		—		7
Research and development	145	—	—		—		145
General and administrative	46	—	—		—		46
Stock-based compensation	13	—	—		—		13
Operating and formation costs	—	822	—		—		822
Total expenses	380	822	—		—		1,202

Loss from operations	(380)	(822)	—		—		(1,202)

Other income (expense):
Interest expenses	(38)	—	(168)	AA	171	DD	(35)
Interest income on investments held in Trust Account	—	2,096	—		(2,096)	BB	—
Change in fair value of Forward Purchase Agreement	—	(107)	—		—		(107)
(Gain)/loss on foreign exchange	2	—	—		—		2
Net comprehensive (loss) income	(416)	1,167	(168)		(1,925)		(1,342)

Income tax expense	—	(1,016)	—		—		(1,016)

(Loss) income for the period	$(416)	$151	$(168)		$(1,925)		$(2,358)

Net profit (loss) per share (Note 4):
Weighted average shares outstanding - basic and diluted	7,470,735
Net loss per common share - basic and diluted	$(0.06)
Basic and diluted weighted average shares outstanding - Class A		12,168,875
Net income per share, Class A Ordinary Shares subject to possible redemption - basic and diluted		$0.01
Basic and diluted weighted average shares outstanding - Class B		4,935,622
Net income per share, Class B non-redeemable ordinary shares - basic and diluted		$0.01
Weighted average shares outstanding - basic and diluted							16,974,523
Net loss per share - basic and diluted							$(0.14)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Horizon Aircraft Historical (For the Year Ended May 31, 2023)	Pono Historical (For the Year Ended June 30, 2023)	Issuance of Convertible Promissory Note		Transaction Accounting Adjustments		Pro Forma Combined
Operating Expenses:
Salaries, wages and benefits	$409	$—	$—		$—		$409
Professional fees	87	—	—		—		87
Depreciation and amortization	27	—	—		—		27
Research and development	599	—	—		—		599
General and administrative	209	—	—		1,077	CC	1,286
Stock-based compensation	55	—	—		74	EE	129
Operating and formation costs	—	583	—		—		583
Total expenses	1,386	583	—		1,151		3,120

Loss from operations	(1,386)	(583)	—		(1,151)		(3,120)

Other income (expense):	—	—	—
Grant income	300	—	—		—		300
Other income	(10)	—	—		—		(10)
Interest expenses	(74)	—	(670)	AA	680	DD	(64)
Interest income on investments held in Trust Account	—	2,740	—		(2,740)	BB	—
Net comprehensive (loss) income	(1,170)	2,157	(670)		(3,211)		(2,894)

Income tax expense	—	—	—		—		—

(Loss) income for the period	$(1,170)	$2,157	$(670)		$(3,211)		$(2,894)

Net profit (loss) per share (Note 4):
Weight-average common shares outstanding, basic and diluted	7,326,310
Net loss per common share - basic and diluted	$(0.16)
Basic and diluted weighted average shares outstanding - Class A		9,143,464
Net income per share, Class A Ordinary Shares subject to possible redemption - basic and diluted		$0.16
Basic and diluted weighted average shares outstanding - Class B		4,935,622
Net income per share, Class B non-redeemable ordinary shares - basic and diluted		$0.16
Weighted average shares outstanding - basic and diluted							16,974,523
Net loss per share - basic and diluted							$(0.17)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded. Under this method of accounting, Pono was treated as the “accounting acquiree” and Horizon as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Horizon issuing shares for the net assets of Pono, followed by a recapitalization. The net assets of Horizon were stated at historical cost. Operations prior to the Business Combination were those of Horizon.

The unaudited pro forma condensed consolidated statement of financial position as of August 31, 2023 (Horizon) and September 30, 2023 (Pono) gives effect to the Business Combination and related transactions as if they occurred on August 31, 2023. The unaudited pro forma condensed consolidated statements of profit (loss) and comprehensive profit (loss) for the three months ended August 31, 2023 and for the year ended May 31, 2023 (Horizon) and for the three months ended September 30, 2023 and for the year ended June 30, 2023 (Pono) give effect to the Business Combination and related transactions as if they occurred on June 1, 2022. These periods are presented on the basis that Horizon is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on currently available information and certain assumptions and methodologies that Pono believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Pono believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined and consolidated financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Pono and Horizon.

Note 2. Accounting Policies and Reclassifications

Management has performed a comprehensive review of the two entities’ accounting policies. Based on this review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align Pono financial statement presentation with that of Horizon.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Note 3. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions, including the issuance of Horizon Convertible Promissory Notes, and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pono has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. Pono and Horizon have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of shares of Horizon’ common stock outstanding, assuming the Business Combination and related transactions occurred on June 1, 2022.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

The adjustments included in the unaudited pro forma condensed consolidated statement of financial position as of August 31, 2023 and September 30, 2023 are as follows:

A.	Reflects the issuance of Horizon Convertible Promissory Notes on October 24, 2023, totaling $CAD 6.7 million.

B.	Reflects the reclassification of $CAD165.0 million ($USD121.5 million) held in the Trust Account to cash that becomes available at closing of the Business Combination.

C.	Reflects the reclassification of approximately $CAD163.8 million ($USD120.6 million) of Pono Class A Ordinary Shares that are subject to possible redemption into Amalco Class A Common Shares as a result of a series of transactions as part of the Business Combination.

D.	Represents payment of Pono’s transactions costs of $CAD$4.5 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination, partial payment of deferred underwriting fees and equity issuance costs that are capitalized into additional paid-in capital. Of the transaction costs, approximately $CAD$5.1 million has been incurred and reflected in the historical financial statements of Pono. Represents additional accrual of Horizon’s transaction costs of $CAD0.6 million, and of Pono’s transactions costs of $CAD0.1 million.

E.	Reflects additional accruals and partial repayment of amounts due to related parties of Pono for general operating costs.

F.	Represents the elimination of the Forward Purchase Agreement liability on Pono’s historical balance sheet.

G.	Reflects the elimination of Pono’s historical accumulated deficit.

H.	Represents the conversion of $CAD1.5 million of convertible debentures into 517,532 shares of Horizon common stock.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

I.	Represents the conversion of $CAD6.7 million of Convertible Promissory Notes under the Voluntary Conversion terms into 1,362,962 shares of Horizon Class B common stock immediately prior to the close of the Business Combination.

J.

Reflects an acceleration of share-based compensation expense of approximately $CAD0.1 million related to the expectation to accelerate the vesting of certain unvested Horizon share-based awards in connection with the Business Combination.

K.	Represents the recapitalization of Pono outstanding equity (inclusive of 1,647,442 Class A ordinary shares held by Pono Public Shareholders, 565,375 Pono Class A Ordinary Shares related to the Private Placement Units, and 4,935,622 Class B ordinary shares issued to Founders at historical par value of $USD0.0001) and the issuance of Amalco Class A Common Shares to existing Horizon Shareholders pursuant to the Business Combination.

L.	Reflects the recording of the fair value of the derivative Forward Share Purchase Agreement related to 1,580,127 Recycled Shares. On January 12, 2024, the Forward Share Purchase Agreement was valued at $CAD2.7 million ($USD2.0 million). A Monte Carlo simulation was used for the valuation. In the Monte-Carlo simulation, the common equity price per share of the Company was simulated based on a Geometric Brownian Motion process with a trend rate equal to the risk-free rate and identical error factors for each step to calculate the share proceeds received by the Company at the Settlement Date. Under the no redemption scenario, no Recycled Shares are purchased under this agreement.

M.

Reflects 9,919,873 Pono Class A Ordinary Shares redeemed in connection with the Business Combination, for aggregate payments to redeeming Pono Public Shareholders of approximately $CAD142.9 million ($USD105.2 million) (at a redemption price of $CAD14.41 ($USD10.61) per share). 1,580,127 shares not redeemed under the Forward Share Purchase Agreement.

N.	Reflects the recording of the prepayment amount associated with 1,580,127 Recycled Shares made by the Amalco company to Meteora under the terms of the Forward Purchase Agreement.

O.	Represents the net proceeds from the Seller of approximately $CAD2.7 million ($USD2.0 million) for 200,000 shares of Pono Class A Ordinary Shares at a price of $CAD13.60 ($USD10.00) per share in connection with the PIPE Agreement. The accounting treatment for PIPE Agreement is still being evaluated.

P.	Represents the partial settlement of $CAD1.4 million ($USD1.0 million) in deferred underwriter fees for 103,500 Pono Class A Ordinary Shares at a price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The adjustments included in the unaudited pro forma condensed consolidated statement of operations for the three months ended August 31, 2023 and for the year ended May 31, 2023 are as follows:

AA.	Reflects the accrual of interest expense incurred in connection with issuance of the Horizon Convertible Promissory Notes.

BB.	Reflects elimination of investment income on the Trust Account.

CC.	Reflects non-recurring transaction costs not already reflected in the historical financial statements of approximately $CAD1.1 million ($USD0.8 million) as if incurred on June 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations.

DD.	Reflects the reversal of interest expense incurred in connection with the Horizon Convertible Promissory Notes and convertible debentures converted into shares immediately prior to and at the closing of the Business Combination.

EE.	Reflects an acceleration of share-based compensation expense of $CAD0.1 million related to the expectation to accelerate the vesting of certain unvested Horizon share-based awards in connection with the Business Combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since June 1, 2022 (amounts in thousands except share and per share amounts). As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

	For the Three Months Ended August 31, 2023 (1)	For the Year Ended May 31, 2023 (1)
Numerator:
Pro forma net loss	$(2,358)	$(2,894)
Denominator:
Weighted average shares outstanding - basic and diluted(2)	16,974,523	16,974,523
Net loss per share:
Basic and diluted	$(0.14)	$(0.17)

Potentially dilutive securities(2)
Pono Public Warrants	11,500,000	11,500,000
Pono Private Placement Warrants	565,375	565,375

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.